UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2011

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On May 20, 2011, EarthLink, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Regions Bank, as administrative and collateral agent, and the other lenders party thereto, providing for a new senior secured revolving credit facility with aggregate revolving commitments of $150 million.

This new senior secured revolving credit facility replaces the Company’s existing $30 million senior secured credit facility and consists of the following:

•                  a four year revolving credit facility under which the Company may obtain from time to time revolving loans of up to an aggregate principal amount of $150 million outstanding at any time (which may be increased up to $50 million with certain additional commitments from the current lenders or other financial institutions acceptable to the agent and the satisfaction of certain other customary conditions to such increase contained in the Credit Agreement);

•                  a $30 million sublimit for borrowings by ITC^DeltaCom, Inc. (‘‘ITC^DeltaCom”), a wholly-owned subsidiary of the Company, once it is joined to the Credit Agreement as a co-borrower (as discussed below);

•                  a $30 million sublimit for the issuance of standby letters of credit; and

•                  a $10 million sublimit for swingline loans.

As of the date of this filing, no loans are outstanding under the new credit facility.

The Company is the borrower (subject to ITC^DeltaCom becoming a co-borrower as discussed below) under the senior secured revolving credit facility. All obligations of the borrower(s) under the facility are guaranteed by each of the Company’s existing and future direct and indirect domestic subsidiaries, other than (i) certain subsidiaries for which the necessary regulatory approvals are not obtained, (ii) certain dormant inactive or otherwise immaterial subsidiaries, and (iii) until such time as ITC^DeltaCom and its subsidiaries have completed certain repayments or refinancing of the ITC^DeltaCom’s 10.5% Senior Secured Notes due 2016 (the “ITC^DeltaCom Notes”), ITC^DeltaCom and its subsidiaries.  ITC^DeltaCom and its subsidiaries are not required to guarantee the Company’s senior secured credit facility until either (a) ITC^DeltaCom has repaid or refinanced the ITC^DeltaCom Notes to the extent that such secured guarantee is permitted by the terms of the indenture governing the ITC^DeltaCom Notes, or (b) the ITC^DeltaCom Notes are repaid in full.  At such time as ITC^DeltaCom becomes a guarantor of the credit facility, it will also become a co-borrower under the credit agreement to the extent of its $30 million sublimit discussed above.  Following such guarantee and joinder as a co-borrower, the Company and its subsidiary guarantors will also guarantee all obligations of ITC^DeltaCom and its subsidiaries under the senior secured revolving credit facility.

The obligations of the Company, the subsidiary guarantors, and ITC^DeltaCom (once joined as a co-borrower) under the credit facility, as well as obligations under any treasury management, interest protection or other hedging arrangements entered into with a lender (or affiliate thereof), are secured by first priority (subject to certain liens permitted by the Credit Agreement) liens on and security interests in, (i) substantially all of the Company’s and the subsidiary guarantors’ present and future personal property assets (subject to certain exclusions set forth in the Credit Agreement), (ii) certain of the Company’s and the subsidiary guarantors’ present and future real estate owned in fee simple that is required by the Credit Agreement to be mortgaged, (iii) all present and future shares of the capital stock of the Company’s and the subsidiary guarantors’ present and future subsidiaries (excluding (a) the stock of subsidiaries for which regulatory approval of such pledge has not been obtained,  (b) the stock of ITC^DeltaCom’s subsidiaries until such time as ITC^DeltaCom becomes a guarantor as provided above, and (c) any stock in excess of 66% of the voting stock of non-U.S. subsidiaries), and (iv) all proceeds and products of the foregoing property and assets.

The Company (and ITC^DeltaCom, once it is joined as a co-borrower) may use the proceeds of loans under the senior secured revolving credit facility for working capital, permitted acquisitions, capital expenditures and general corporate purposes, including the refinancing of existing indebtedness, in each case not in contradiction of applicable laws.  Letters of credit issued under the credit facility may be used to support operating needs of the Company and its subsidiaries.

The final maturity date of the senior secured revolving credit facility is four years after the closing date.  The Company may prepay the senior secured revolving credit facility in whole or in part at any time without premium or penalty, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of LIBOR borrowings. The Company may irrevocably reduce or terminate the unutilized portion of the senior secured revolving credit facility at any time without penalty.

Subject to the terms of the Credit Agreement, the Company (and ITC^DeltaCom, once it is joined as a co-borrower), at its option, may borrow at either the LIBOR rate or the base rate (each as defined in the Credit Agreement), in each case plus an applicable margin determined based on the Company’s consolidated leverage ratio.  Each swingline loan shall bear interest at swingline rate established by the swingline lender and accepted by the Company.  For LIBOR loans, the Company (and ITC^DeltaCom, once it is joined as a co-borrower, as applicable) may select interest periods of one, two, three or six months, subject to availability. Interest shall be payable at the end of the selected interest period for LIBOR loans, but no less frequently than quarterly, and at the end of each calendar quarter, for base rate loans. During the continuance of any default under the Credit Agreement, the applicable interest rate or letter of credit fee may be increased by 2% per annum.

The Credit Agreement contains representations and warranties, covenants, and events of default with respect to the Company and its subsidiaries that are customarily applicable to senior secured credit facilities.  Notwithstanding the foregoing, such covenants will not apply to ITC^DeltaCom and its subsidiaries until the earlier of (i) the repayment or refinancing in full of the ITC^DeltaCom Notes or (ii) the date ITC^DeltaCom and its U.S. subsidiaries become guarantors of the senior secured revolving credit facility (as discussed above).  The negative covenants contained in the Credit Agreement include restrictions on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens on assets, engage in certain mergers, acquisitions or divestitures, pay dividends or make other distributions, voluntarily prepay certain other indebtedness (including certain prepayments of the Company’s existing notes and the ITC^DeltaCom Notes), enter into transactions with affiliates, make investments, and change the nature of their businesses, and amend the terms of certain other indebtedness (including the Company’s existing notes and the ITC^DeltaCom Notes), in each case subject to certain exceptions set forth in the Credit Agreement,

Additionally, the Credit Agreement requires the Company to maintain a maximum consolidated leverage ratio (the ratio of Funded Debt to EBITDA) of 3.5 to 1.0 and a minimum consolidated interest coverage ratio (the ratio of EBITDA (less capital expenditures) to interest expense) of 2.0 to 1.0.

The foregoing description of the senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 are incorporated herein by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits

(d)  Exhibits

10.1         Credit Agreement, dated May 20, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative and collateral agent, Regions Capital Markets and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Trust Company Americas, as Syndication Agent, and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

	By:	/s/Bradley A. Ferguson
Bradley A. Ferguson
Executive Vice President,
Chief Financial Officer

Date: May 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated May 20, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative and collateral agent, Regions Capital Markets and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Trust Company Americas, as Syndication Agent, and the lenders party thereto